PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	November 2,		November 3,		November 2,		November 3,
	2014		2013		2014		2013
	$	%	$	%	$	%	$	%
		(b)		(b)		(b)		(b)
GAAP Operating Income	$9,277	7.5%	$7,369	7.0%	$28,795	6.3%	$30,669	7.3%
(a) Acquisition transaction expenses	—	—	773	0.7	2,455	0.6	773	0.1

Non-GAAP Operating Income	$9,277	7.5%	$8,142	7.7%	$31,250	6.9%	$31,442	7.4%

(a)	Represents transaction expenses in connection with the acquisition of DNP Photomask Technology Taiwan Co., Ltd., a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.

(b)	Represents percentage of net sales.